WORLDWIDE FOOTBALL MANAGEMENT, INC.

                                              SHAREHOLDERS AGREEMENT


                  AGREEMENT, dated as of the 16th day of April, 1997, by and among WORLDWIDE FOOTBALL MANAGEMENT, INC., a Delaware corporation with its principal address at 29 Northfield Avenue, West Orange, New Jersey 07052 (the "Corporation"), JOEL SEGAL, residing at 330 East 75th Street, New York, New York 10021 ("Segal"), and WORLDWIDE ENTERTAINMENT & SPORTS CORP., a Delaware corporation with its principal address at 29 Northfield Avenue, West Orange, New Jersey 07052 ("Worldwide").

                  Segal and Worldwide (collectively, the "Shareholders") have caused the Corporation to be formed under the corporate laws of the State of Delaware for the purpose of engaging in the management and representation of professional football players. Segal has contributed certain assets to the Corporation, including certain existing contractual rights, and Worldwide has contributed certain assets, including cash and certain existing contractual rights, to the Corporation.

                  The authorized capital stock of the Corporation consists of three thousand shares of common stock, par value $.01 per share (the "Shares"). By extension of this Agreement, Segal owns 20 Shares, which constitutes 20% of the outstanding Shares, and Worldwide owns 80 Shares, which constitutes 80% of the outstanding Shares.

                  The parties believe it to be in the best interest of the Corporation and the Shareholders to set forth certain understandings with respect to certain matters.

                  In  consideration  of the foregoing and of the mutual promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                  1.       Assignment.

     (A) Segal. By executing this Agreement, and as more fully set forth on Exhibit A hereof, Segal hereby assigns to the Corporation, subject to the terms of Paragraph 5 hereof, all of Segal's rights and interests in and to the revenue generated by his services as a Player's Contract Advisor for the professional athletes listed on Exhibit A ("Segal's Assignment"). Exhibit A is a complete and accurate list, as of the date hereof of , (i) the individuals that Segal represents as a duly certified player's agent listed with the NFLPA; (ii) the current annual compensation amounts of each individual (including revenues from endorsement income broken out and so identified); (iii) the number of years remaining on each player's existing contract and the salary and guaranteed bonus and other payments due to the player thereunder, and; (iv) the percentage of the respective annual


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compensation  amounts of the listed  individuals  that Segal has  contracted  to receive as commission (cumulatively, "Segal's Client Business") pursuant to signed and valid agent agreements, which to his best knowledge have not been or are not being or threatened to be terminated or breached by any party thereto. There are no unpaid fees due to Segal as of the date hereof from any such individuals, or any individuals for whom the Segal has acted as a certified player's agent since January 1, 1994, which have not been paid in full.

                  (B) Worldwide. In executing this Agreement, Worldwide hereby assigns all of its rights and interests in and to the revenues it receives from the professional athletes listed on Exhibit B ("Worldwide's Assignment") which is a complete and accurate list of all of the players currently under contract with Worldwide; the number of years remaining on each contract; and the amounts of revenue expected by Worldwide from each such player contract.

                  2.        Management and Internal Affairs.

     (A) Directors. The number of directors constituting the entire Board of Directors of the Corporation shall be three. The Shareholders agree, subject to the provisions of this Agreement, to nominate and to vote their Shares for the election as directors of the Corporation of two persons designated by Worldwide and one person designated by Segal. The By-Laws of the Corporation are hereby deemed amended so as to conform with this Section.

                  The foregoing notwithstanding, Segal shall have the right to designate one person for nomination and election to the board only so long as he continues to own the Shares held by him or he continues to be employed by the Corporation. In the event that he is neither the holder of Shares nor an employee of the Corporation, the Shareholders shall be free to nominate and vote for election as a director, in place of the person previously designated by Segal, as the case may be, any person without restriction.

     (B) Officers. The Shareholders agree to use their best efforts to secure the election and continuation in office, and to cause their nominees serving as Directors to vote for the following persons as officers as follows:

                  Chairman of the Board             Marc Roberts

                  President                         Joel Segal

                   Secretary                        Roy Roberts


                  3.       General Issue and Transfer Restrictions.

     (A) Prohibition of Issuance or Transfer. The Corporation shall not hereafter issue any Shares and neither the Corporation nor any Shareholder shall sell, assign, pledge,

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hypothecate  or otherwise  alienate,  encumber or  otherwise  dispose of, in any manner (including, without limitation, by will or intestacy), whether or not for consideration (hereinafter referred to as a "Transfer"), any Shares except as expressly permitted by the terms of this Agreement. Any attempted issue or Transfer of Shares of other securities of the Corporation in violation of this Agreement shall not be recognized and shall be deemed void ab initio.

     (B) General Conditions Upon Waiver of Prohibition. In addition to and not in limitation of any of the other restrictions and conditions, but except as otherwise herein provided, no Shares shall hereafter be issued without the consent of all Shareholders and no Shares shall be transferred unless each of the following conditions is met with respect to such an issue or Transfer:

                                    (1) the  transferee  agrees in writing to be
                           bound by all of the provisions of this Agreement to the same extent as if he were a party to this Agreement and a Shareholder, and a copy of such written agreement is given to the Corporation;

                                    (2) the transferee  executes and delivers to
                           the Corporation an investment letter in form and substance satisfactory to the Corporation and its counsel, the terms of which shall include an appropriate investment representation; and

                                    (3) the  Transfer or issue is made  pursuant
                           to (a) an effective registration statement under the Securities Act of 1933 and applicable state securities laws, or (b) an appropriate exemption therefrom, in which event the transferee, if any, shall furnish to the Corporation an opinion of counsel, reasonably satisfactory to the Corporation and its counsel, that the Transfer is exempt from such registration requirements.

                  (C) Restrictive Legend. Any certificate issued at any time representing Shares shall have the following endorsement written, printed or stamped upon the face thereof:

                           "NOTICE: the securities represented by this Certificate have not been registered under the Securities Act of 1933 and applicable state
                           securities   law,  and  are  subject  to  the  terms,
                           conditions and restrictions of a Shareholders Agreement among the Corporation and its Shareholders, dated as of April 7, 1997, a copy of which is on file with the Secretary of the Corporation, and which includes, without limitation, certain provisions for the election of specific directors and officers named therein and for the issuance of securities of the Corporation. Said securities may not be offered for sale, sold, assigned, pledged or otherwise transferred, encumbered or disposed of, except as expressly provided in the Shareholders Agreement."

     (D) First Refusal. If a Shareholder at any time, or from time to time receives a bona fide offer from a person or entity not a party to this Agreement to purchase any Shares (the "Third Party Offer"), prior to the acceptance thereof, such Shareholder (the "Offering Shareholder") shall give notice thereof to the other parties hereto. Such notice (the "Offering Notice") shall contain a detailed description of the Third Party Offer, including, but not limited to, the name and address of the offeror and the price at which and terms upon which such Shares (the "Offered Shares") are proposed to be transferred. The Offering Notice shall be deemed to be an offer by the Offering Shareholder to sell all Offered Shares to the other parties hereto, who shall have the following options to accept such offer in accordance with the terms of the Offering Notice:

                                    (1) The  Offering  Shareholder  shall  first
                           offer the Offered Shares to the Corporation, which shall have sixty days in which to accept all of the Offered Shares at the purchase price and other terms and conditions set forth in the Third Party Offer.

                                    (2) If the Offered Shares  offered  pursuant
                           to the foregoing offer is not accepted, the Offered Shares shall be offered to the other Shareholders, who shall have sixty days in which to accept, pro rata in accordance with the relative share holdings of those Shareholders so electing, all of such Offered Shares at the purchase price and other terms and conditions set forth in the Third Party Offer.

                                    (3) All  acceptances of Offered Shares shall
                           be effected by notice (the "Acceptance Notice") given to the Offering Shareholder within the applicable time limits hereinabove specified.

                                    (4) If all of the  Offered  Shares  are  not
                           accepted pursuant to the foregoing clauses 1 and 2 of this subsection (A), then all, but not less than all, of the Offered Shares may be transferred by the Offering Shareholder, at any time within thirty days after the last Acceptance Notice was permitted to have been given, to the proposed offeree named in the Offering Notice at the price and upon the other terms and conditions set forth in the Offering Notice; provided, however, that the Offering Shareholder is able to certify and certifies to the other parties hereto that the transfer of the Offered Shares is to the proposed offeree named in the Offering Notice and pursuant to the terms and conditions set forth in the Offering Notice.

                                    (5) Contemporaneously  with the giving of an
                           Offering Notice, the Offering Shareholder shall seek to assure that such notice is actually received by the non-Offering Shareholders by making a good faith attempt to orally notify the non-Offering Shareholders or their respective agents of the Offering Notice at whatever place the non-Offering Shareholders are thought by the Offering Shareholder.

                                    (6) The offer  made in any  Offering  Notice
                           shall be deemed to be a firm non-withdrawable offer for the applicable periods hereinabove provided.

                                    (7) Any Shareholder  transferring all of his
                           Shares, other than pursuant to Section 3 hereof, if an officer, director or employee of the Corporation, shall tender his resignation from all such positions simultaneously with the closing of the transfer of his Shares, and the other parties hereto shall forthwith do all acts necessary to modify all applicable documents filed by the Corporation with various regulatory authorities.

                                    (8)  During  any  period  beginning  on  the
                           giving of an  Offering  Notice  and  ending  upon the
                           closing of the Transfer of the Shares offered thereunder, such Shares shall not be voted and the holder thereof shall not exercise any of the rights attendant to ownership thereof.

                  (E) Drag-Along and Come-Along Requirements. If at any time Worldwide desires to sell all of its shares of Common Stock to an unrelated third-party purchaser, and the purchaser of such Common Stock requires, as a condition of such sale, that such purchaser acquire all of the shares of Common Stock of all Management Shareholders, then Segal shall be required to (i) sell all of his shares of Common Stock to such purchaser on the same price and other terms and conditions as those offered to Worldwide, or (ii) effect the Share Exchange set forth in Section 3 hereof. If at any time Worldwide desires to sell all of its shares of Common Stock to an unrelated third-party purchaser, Worldwide shall not consummate such purchase and sale transaction unless such purchaser also offers to purchase all of the shares of Common Stock owned by Segal, on the same price and other terms and conditions as those offered to Worldwide, if Segal so demands.

                  (F) Bankruptcy, Incapacity or Death of a Shareholder. Anything
in this Agreement to the contrary notwithstanding, if any Shareholder dies or becomes bankrupt or incapacitated (which incapacity results in the appointment by the Court of a guardian to act on behalf of such Shareholder), then neither such Shareholder nor his executor, heir, guardian, trustee or receiver (a "Legal Substitute") shall be entitled thereafter to be offered or to purchase any Shares pursuant to any of the provisions of this Agreement, and such Shareholder's interests shall be disregarded for all such purposes hereof; provided, however, that such Shareholder or his Legal Substitute, in such an event, shall be bound, with respect to his Shares, to all of the restrictions and obligations imposed under this Agreement. Notice of the death, bankruptcy or incapacity of the affected Shareholder shall be given promptly after its occurrence (which shall be within thirty days after the qualification of a decedent or incompetent Shareholder's Legal Substitute in the event of a Shareholder's death or incompetency or within ten days of any event constituting bankruptcy) by the affected Shareholder to the Corporation and to the other Shareholders. Such notice shall be deemed to be a notice of election to effectuate a Share Exchange in accordance with the provisions of Section 4 of this Agreement.

                  4.       Exchange of Shares.

     If on or after  December  31,  1998,  (i) Segal is a licensed  NFL Player's
Agent in good standing with the NFLPA and has no outstanding, pending or threatened claims, suits or proceedings of any kind which, if resolved against Segal, could prevent him from acting in such capacity; (ii) Segal is still employed by the Corporation; and (iii) Segal is listed with the NFLPA as a Player's Contract Advisor on at least ten valid and enforceable Player Agreements, the revenue from which has been assigned to the Corporation, then either Segal or the Company may, upon 15 days written notice, elect to effectuate a share-for-share exchange of the Shares held by Segal for shares of Common Stock of Worldwide (the "Share Exchange"). The exchange ratio shall be 10,000 shares of Worldwide Common Stock (subject to adjustment in the event of any stock split, reverse stock split, stock dividend or any other such equity reconfiguration occurring after the date of this Agreement) for each Share held by Segal. Worldwide agrees to reserve shares of its Common Stock for issuance upon the effectuation of a Share Exchange.

                  5.       Reassignment & Tender.

     In the event Segal ever ceases to be an employee of the Corporation during the term of his Employment Agreement for any reason then, as of the date he ceases to be so employed, Segal's Assignment shall immediately lapse and be of no further force or effect and all such revenues to be so derived from contracts assigned to the Corporation by the Segal Assignment which come due after such cessation of employment, after deduction of applicable direct expenses, shall revert to Segal. In addition, if such cessation of employment occurs after the Share Exchange set forth in Section 4 hereof, Segal shall be deemed to have irrevocably offered to resell to the Company or its designees, that number of shares of Worldwide Common Stock equal to the product of (A) 3,333.334 and (B) the number of months (or portions thereof) remaining from such date until April 7, 2002 at a price of $.001 per share. If, however, the cessation of employment occurs prior to the Share Exchange contemplated by Section 4 hereof, Segal shall be deemed to have irrevocably tendered his Shares to Worldwide in exchange for that number of shares of Worldwide Common Stock derived by multiplying (x) 3,333.334 by (y) the number of months during which Segal was employed by the Corporation. Any fractional number of Shares derived by applying the formulae set forth in this Section 5 will be rounded up to the next whole number.

                           6.       Registration Rights.

     (A) Demand  Registration.  After the Share Exchange date,  Worldwide,  upon
Segal's written demand (the "Demand Notice"), agrees to register on one occasion, up to 70,000 of Segal's shares of Common Stock of Worldwide (the "Registrable Securities"). On such occasion, Worldwide shall file a Registration Statement covering the Registrable Securities within thirty (30) days after receipt of the Demand Notice and shall use its best efforts to have such registration statement declared effective promptly thereafter.

     (B) "Piggy-Back" Registration. In addition to the demand right of registration, Segal shall have the right for a period of three years after the date of Share Exchange, to include shares of Common Stock of Worldwide as part of any other registration of securities filed by Worldwide (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-4 or Form S-8) provided, however, that the Chief Executive Officer of Worldwide participates in such registration of shares. In the event of such a proposed registration, Worldwide shall furnish Segal with not less than twenty days' written notice prior to the proposed date of filing of such registration statement. The holders of the Registrable Securities shall exercise the "piggyback" rights provided for herein by giving written notice, within ten days after the receipt of Worldwide's notice of its intention to file a registration statement. Segal shall not be entitled to register pursuant to piggyback registration rights in any twelve month period in excess of 10% of the shares of Common Stock of Worldwide held by him unless another executive officer of the Corporation is entitled to register a greater percentage of his shares.

     (C) Terms. Worldwide shall bear all fees and expenses attendant to registering the Registrable Securities, but Segal shall pay any and all underwriting commissions and the expenses of any legal counsel selected by Segal to represent him in connection with the sale of the Registrable Securities and any applicable transfer taxes. Worldwide agrees to use its prompt best efforts to cause the filing required herein to become effective and to qualify or register the Registrable Securities in such states as are reasonably requested by Segal; provided, however, that in no event shall Worldwide be required to register the Registrable Securities in a state in which such registration would cause (i) Worldwide to be obligated to qualify to do business as a foreign corporation in such State or to pay income, franchise or other similar taxes solely as a result of such registration or to be subject to service of general process, or (ii) the principal stockholders of Worldwide to be obligated to escrow their shares of capital stock of Worldwide. Worldwide shall cause any such registration statement to remain effective for a period of at least nine consecutive months after the effective date of such registration statement.

     (D) Indemnification. Worldwide shall indemnify Segal against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement other than to the extent claims arise from information relating to Segal. Segal shall indemnify Worldwide against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of Segal in writing, for specific inclusion in such registration statement.

                  7.       Books of Account.

     Books and records of account of the Corporation shall be maintained at its principal office, and true and accurate entries of all transactions had by and on behalf of the Corporation shall be set down therein. Such books and records, accounts and all other documents of the Corporation, at all times during normal business hours, shall be open to the inspection of the Shareholders and their authorized designees, who shall be entitled to make copies therefrom and to take extracts thereof. Notwithstanding whether any of the parties hereto remains a Shareholder, all such records and books of account, together with all files and documents prepared on behalf of the Corporation, shall remain in the exclusive possession of the Corporation.


                  8.      Obligations of the Corporation; Conflict with By-Laws.

                  The parties hereto agree that all of the terms, covenants and conditions of this Agreement shall supplement the By-Laws of the Corporation, and, in the event of conflict therewith, shall prevail. The Corporation shall not be deemed a party to, nor be directly obligated with respect to, any of the voting, consent or approval provisions hereof; provided, however, that nothing in this Section 8 or elsewhere set forth shall affect the rights and obligations of the Shareholders among themselves under any of the provisions of this Agreement. Wherever in any section of this Agreement reference is made to any action to be taken or not be taken by the Corporation or otherwise or in accordance with specified procedures, such reference shall be deemed to mean that the Shareholders shall cast their votes and take such other action as reasonably may be necessary or desirable or otherwise appropriate to cause the Corporation to take or not to take such action or otherwise to effectuate such provisions and in accordance with the procedures therein specified.

                  9.       Binding Agreement; Assignment; Survival.

     Except to the extent otherwise expressly provided herein, this Agreement shall be binding upon the present and future parties hereto, their respective successors, assigns, heirs, legatees and Legal Substitutes and all persons and other entities who otherwise may derive any rights or interests hereunder from or through any of the parties hereto, regardless, in any event, of whether any certificate representing Shares bears the legend provided for in section 3(C) hereof. Except to the extent otherwise expressly provided herein, this Agreement shall inure to the benefit of the present and future parties hereto, their respective heirs and legatees and, to the extent that a transfer of their Shares is effected pursuant to the provisions of this Agreement, their assigns. All agreements, covenants, representations, and warranties made herein shall survive the execution and delivery of this Agreement and the agreements made pursuant hereto or referred to herein.

                  10.      Communications.

     All notices, demands, requests, offers, approvals, consents, acceptances, waivers, reports and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given, received and dated when delivered personally or, if sent by overnight courier, one day after being deposited with such courier addressed to the parties at their addresses respectively set forth above or at such other address as any party may give by notice. Any party may change its address by sending notice thereof to the other parties in the manner prescribed above, except that notice of change of address shall not be effective until actually received.

                  11.      Construction; Headings; Word Meanings.

     This Agreement, and all related agreements, instruments and documents, shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws. Headings and titles are for convenience of reference only and shall not control the construction or interpretation of any provision hereof.

                  12.      No Third Party Beneficiaries.

     Nothing in this Agreement shall be construed as conferring upon any person or other entity, other than the parties hereto and their Legal Substitutes (to the extent provided herein), any right, remedy or claim under or by reason of this Agreement.
                  13.      Entire Agreement; Modification; Consents; Waivers.

     This Agreement and the agreements and instruments referred to herein represent the entire agreement of the parties with respect to the subject matter hereof and no interpretation, change, termination or waiver of or extension of time for performance under, any provision of the Agreement shall be binding upon any party unless in writing and signed by the party intended to be bound thereby. Any provision of this Agreement can be modified if consented to by all of the parties hereto. Receipt by any party of money or other consideration due under this Agreement, with or without knowledge of breach, shall not constitute a waiver of such breach or of any provision of this Agreement. Except as otherwise provided herein, no waiver of or other failure to exercise any right under, or default or extension of time for performance under, any of the provisions of this Agreement shall affect the right of any party to exercise any subsequent right under or otherwise enforce said provision or any other provision hereof or to exercise any right or remedy in the event of any other default, whether or not similar. Without limitation to the generality of the foregoing and except as otherwise provided herein, the failure of any party to exercise any right of first refusal or any Put or Call hereunder (hereinafter collectively referred to as "share rights") shall not in any way constitute a waiver of or otherwise affect such party's right to exercise any of the other share rights or to exercise any subsequent said rights to which such party may otherwise be entitled hereunder.

                  14.      Severability.

     The invalidity or unenforceability of any particular provision of this Agreement shall not affect any of the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first set forth above.


                                    WORLDWIDE FOOTBALL MANAGEMENT, INC.


                                    By:  /s/Marc Roberts, Chairman of the Board


                                    WORLDWIDE ENTERTAINMENT & SPORTS CORP.


                                    By:/s/  Marc Roberts, President



                                     /s/ Joel Segal